Exhibit 10.3

THE UNIVERSITY OF PHOENIX, INC.

AMENDED & RESTATED

STOCKHOLDERS’ AGREEMENT

Dated as of [•], 2025

i

This AMENDED & RESTATED STOCKHOLDERS’ AGREEMENT is made as of [•], 2025 (this “Agreement”), by and among THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation (the “Company”), PHOENIX EDUCATION OPERATING CORP., an Arizona corporation (“Parent”), and PHOENIX EDUCATION PARTNERS, INC., a Delaware corporation (“Holdco”).

WHEREAS, the Company, Parent and Holdco are parties to that certain Stockholders’ Agreement of the Company, dated as of September 21, 2017 (the “Original Agreement”);

WHEREAS, Parent deems it to be in the best interest of the Company and Parent that provision be made for the continuity and stability of the business and policies of the Company;

WHEREAS, pursuant to Section 17.3 of the Original Agreement, the Original Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and Parent; and

WHEREAS, in connection with the consummation of an initial public offering of the securities of Holdco on or about the date hereof (the “IPO”), the Company and Parent desire to amend and restate the Original Agreement as more fully set forth herein, including to reflect the exchange by certain Holders of Company Common Stock for Holdco Common Stock.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety as follows:

Section 1. Definitions.

As used in this Agreement:

“Adoption Agreement” means an Adoption Agreement in the form attached as Exhibit A to the Original Agreement (or such other form that was satisfactory to Parent).

“Affiliate” of the Company, Parent, Holdco, a Sponsor or any other Person (other than a Holder) means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company, Parent, Holdco, a Sponsor or such other Person (other than a Holder), as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. Notwithstanding the foregoing, except with respect to Sections 17.19, 17.20 and 17.22, and the definition of “Control Disposition”, (a) Holdco and its Subsidiaries and their respective joint ventures shall not be considered Affiliates of the Sponsors or their respective Affiliates (excluding, for the avoidance of doubt, Holdco and its Subsidiaries) and (b) no Sponsor shall be considered an Affiliate of (i) any portfolio company in which such Sponsor or its Affiliates has made a debt or equity investment (and vice versa), (ii) any limited partners, non-managing members or other similar direct or indirect investors in any of such Sponsor, such Sponsor’s investment fund Affiliates or alternative investment vehicle or (iii) any portfolio company in which any limited partner, non-managing member of, or other similar direct or indirect investor in a Sponsor or such Sponsor’s Affiliates have made a debt or equity investment (or vice versa), and none of the Persons described in clauses (i) through (iii) of this definition shall be considered an Affiliate of each other. Without giving effect to the exception set forth in the beginning of the immediately preceding sentence, no Holder shall be considered an Affiliate of any Person described in clauses (a) or (b) of the immediately preceding sentence (and vice versa). Notwithstanding anything to the contrary herein, to the extent that AGS would be considered an “Affiliate” of a Sponsor or any of their respective Affiliates, AGS shall not be considered such an “Affiliate” of such Sponsor or any of its respective Affiliates when AGS acts as a broker-dealer, underwriter, placement agent, initial purchaser, arranger or lender or in any similar role in the ordinary course of its business.

“Affiliate” of a Holder means: (a) the spouse and lineal descendants (including children by adoption and step-children) of the Applicable Employee for an individual Holder, and in any such case, any trust formed in connection with the bona fide estate planning activities of the Applicable Employee for such Holder: (i) the beneficiaries of which may include only the Applicable Employee for such Holder, and the spouse and lineal descendants (including children by adoption and step-children) of the Applicable Employee and (ii) with respect to which such Applicable Employee is the sole trustee or custodian, (b) any limited liability company or partnership: (i) with respect to which at least eighty percent (80%) of the outstanding equity interests are beneficially owned by the Applicable Employee for such Holder, or the spouse and lineal descendants (including children by adoption and step-children) of the Applicable Employee, (ii) with respect to which the Applicable Employee, or the spouse and lineal descendants (including children by adoption and step-children) of such Applicable Employee, is the sole manager or managing member or general partner, as the case may be, and otherwise has the sole power to direct or cause the direction of management and policies of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise and (iii) which is not formed for the purpose of circumventing the requirements of the transfer restrictions set forth in this Agreement.

“AGS” means Apollo Global Securities, LLC, a Delaware limited liability company.

“Applicable Employee” means (a) with respect to any Holder that is or was an employee, officer, director, consultant or trustee of the Company or its Subsidiaries, such employee, officer, director, consultant or trustee and (b) with respect to any Holder that is not and was not an employee, officer, director, consultant or trustee of the Company or any of its Subsidiaries, the current or former employee, officer, director, consultant or trustee of the Company or its Subsidiaries with respect to whom such Holder received Company Common Stock in accordance with and subject to the terms and conditions of this Agreement or pursuant to an Award that was issued to such current or former employee, officer, director, consultant or trustee of the Company or its Subsidiaries. Notwithstanding the foregoing, in no event shall any Sponsor Director be deemed an Applicable Employee for purposes of this Agreement.

“Award” means an award of Options, restricted stock or restricted stock units granted pursuant to the Company’s Management Equity Plan, or any other equity plan approved by the Company.

“Award Shares” means shares of Company Common Stock issued pursuant to an Award.

“Board of Trustees” means the Board of Trustees of the Company and any duly authorized committee thereof. All determinations by the Board of Trustees required pursuant to the terms of this Agreement to be made by the Board of Trustees shall be binding and conclusive.

“Company Common Stock” means: (a) all shares of the voting or non-voting common stock of the Company owned by any Person, and (b) all securities of the Company or any other Person that any Person acquires in respect of his, her or its Company Common Stock in connection with any exchange, merger, conversion, reclassification, recapitalization, consolidation, reorganization or other transaction involving the Company or its securities. All references herein to Company Common Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Company Common Stock. The term “common stock” means any stock of any class of the Company which has no preference over any other class of Equity Securities of the Company in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject by the terms of the Company’s Articles of Incorporation to redemption by the Company (whether or not shares of such class have voting rights).

“Control Disposition” means a Disposition, (a) following which, a Person or Group other than Socrates and its Affiliates becomes the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of the Company’s outstanding securities, and such combined voting power beneficially owned is greater than the percentage of the combined voting power of the Company’s outstanding securities beneficially owned, directly or indirectly, by the Socrates and its Affiliates; or (b) that would have the effect of transferring all or substantially all of the assets of the Company to a Person or Group that is not an Affiliate of Socrates; provided, however, that an initial public offering or a merger or other acquisition or combination transaction after which the Socrates and its Affiliates retain control or shared control of the Company, or have otherwise not sold or disposed of more than 50% of its investment in the Company as of the date hereof in exchange for cash or marketable securities, shall not be a Control Disposition.

“Disposition” means any transaction or series of related transactions resulting in direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, whether by merger, consolidation or otherwise, of Company Common Stock, Parent Common Stock or Holdco Common Stock (or any interest therein or right thereto), as applicable, or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Company Common Stock, Parent Common Stock or Holdco Interests (or any interest therein) whatsoever, as applicable, or any other transfer of legal, economic or beneficial ownership of Company Common Stock, Parent Common Stock or Holdco Interests or any interest therein, as applicable, whether voluntary or involuntary, including (a) as a part of any liquidation of a Holder’s assets or (b) as a part of any reorganization of a Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws; provided, however, in no event shall (i) any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, whether by merger, consolidation or otherwise, of any Equity Securities of a Sponsor or any of their respective current or prospective direct or indirect members, stockholders, partners or other equity holders (as applicable) or (ii) any transfer, exchange, merger, conversion, reclassification, recapitalization, consolidation, reorganization or other similar action or transaction involving Apollo Global Inc. or any of its Subsidiaries be considered a “Disposition” hereunder. The terms “Dispose” or “Disposed” shall have correlative meanings.

“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934.

“Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holdco” means Phoenix Education Partners, Inc. or any successor thereof.

“Holdco Common Stock” means the “Common Stock” of Holdco as set forth in the Certificate of Incorporation of Holdco, as amended and/or restated from time to time.

“Holders” means Persons who from time to time executed an Adoption Agreement prior to the date hereof and hold securities of the Company, other than the Company and Parent.

“IPO Issuer” means the Company or an Affiliate of the Company (including, for the avoidance of doubt, Parent, Holdco or an Affiliate thereof) that will be a successor to the Company or such Affiliate and the issuer in an initial public offering.

“Management Equity Plan” means the University of Phoenix, Inc. Management Equity Plan, as amended from time to time.

“New Equity Securities” has the meaning ascribed to such term in Section 15.2.

“Newco” has the meaning ascribed to such term in Section 15.2.

“Option” means the options to purchase or acquire Company Common Stock issued to Applicable Employees pursuant to the Company’s Management Equity Plan, or any other equity plan approved by the Board of Trustees.

“Parent Common Stock” means: (a) all shares of the voting or non-voting common stock of Parent owned by any Person and (b) all common stock of Parent or any other Person that any Person acquires in respect of his, her or its Parent Common Stock in connection with any exchange, merger, conversion, reclassification, recapitalization, consolidation, reorganization or other transaction involving Parent or its securities. All references herein to Parent Common Stock owned by a Holder include the community interest or similar marital property interest, if any, of the spouse of such Holder in such Parent Common Stock. The term “common stock” means any stock of any class of Parent which has no preference over any other class of Equity Securities of Parent in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Parent and which is not subject by the terms of Parent’s Articles of Incorporation to redemption by Parent (whether or not shares of such class have voting rights).

“Person” shall be construed broadly and shall include an individual, a partnership (general or limited), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department agency or political subdivision thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, among Holdco and the holders party thereto.

“Reorganization” has the meaning ascribed to such term in Section 15.2.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Socrates” means AP VIII Socrates Holdings, L.P. or any successor thereof.

“Sponsor” means, as of a given date, (i) Socrates, (ii) TVG-I-E-AEG Holdings, LP or (iii) any Affiliate of Apollo Management VIII, L.P. or The Vistria Group, LP to whom securities of the Company are Disposed or that otherwise acquires record or beneficial ownership of the Company, Parent or Holdco.

“Sponsor Director” means any trustee or director, as the case may be, of the Company or its Affiliates who is also a general partner, partner, managing director, manager, officer, director, principal or employee of any of the Sponsors and their Affiliates.

“Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% in voting power of the outstanding capital stock or other equity interests.

“Underwriters Lock-Up Period” has the meaning ascribed to such term in Section 17.17.

“Voting Securities” means the Company Common Stock (or, if applicable, Parent Common Stock or Holdco Common Stock, as applicable, based upon an exchange of Company Common Stock for Parent Common Stock or Holdco Common Stock, as applicable, as provided in Section 7.3) and any other securities of the Company or any Subsidiary of the Company entitled to vote generally in the election of members of the Board of Trustees or any successor body or other board of directors under Title 10 of the Arizona Revised Statutes or the Company’s Articles of Incorporation).

Section 2. [RESERVED].

Section 3. [RESERVED].

Section 4. [RESERVED].

Section 5. [RESERVED].

Section 6. Election of Trustees; Certain Waivers.

6.1 Agreements with Respect to Election of Trustees. Each Holder, as a holder of Voting Securities, hereby agrees on behalf of itself and any transferee or assignee of any such Voting Securities, to hold all of the Voting Securities held of record by such Holder or beneficially owned by such Holder by virtue of having voting power over such Voting Securities, and any other Voting Securities subsequently acquired by such Holder in the future (including any Voting Securities issued with respect to, upon conversion of, or in exchange or substitution for shares of Company Common Stock), and to vote such Voting Securities at any regular or special meeting of the stockholders (or by written consent) (a) so as to cause to be elected to the Board of Trustees and to continue in office, at any given time, (i) the candidates for Independent Trustees nominated in accordance with the Bylaws of the Company and (ii) the candidates for Other Trustees nominated by Parent (or nominated by the Board of Trustees or a committee appointed by the Board of Trustees for such purposes if such candidate is supported by Parent) and (b) subject to Section 2.2(f) of the Bylaws of the Company, in favor of the removal of any member of the Board of Trustees in the event Parent is voting in favor of such removal.

6.2 Irrevocable Proxy. Solely for purposes of this Section 6, and in order to secure the performance of each Holder’s obligations under this Section 6, each Holder hereby irrevocably and unconditionally appoints Parent, as the attorney-in-fact and proxy of such Holder (with full power of substitution and re-substitution) to vote (if applicable), provide a written consent (if applicable), or take any other action required to be taken by a Holder with respect to such Holder’s Voting Securities so as to vote such Voting Securities in accordance with this Agreement, and Parent shall have, and is hereby granted, a proxy and power of attorney to vote, provide a written consent or take any other action with respect to each such Holder’s Voting Securities for purposes of taking the actions required by this Section 6. Each Holder agrees that this proxy and power of attorney is given as a condition to this Agreement and intends this irrevocable and unconditional proxy and power of attorney to be, and it shall be, irrevocable and coupled with an interest, and each Holder shall take further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney and hereby revoke any proxy and power of attorney previously granted by it with respect to the matters set forth in this Section 6. The irrevocable and unconditional proxy and power of attorney granted hereby is intended to be, and is, attached to the Company Common Stock and any other Voting Securities acquired by such Holder, shall be deemed to have been delivered by a Holder to the Secretary of the Company upon execution of this Agreement, a joinder or Adoption Agreement (as applicable) by such Holder, and shall have a term valid for, and shall survive for, the duration of this Agreement.

6.3 Certain Waivers.

(a) Each Holder hereby waives in accordance with Section 4.1(d) of the Bylaws of the Company written notice of any annual or special meeting of shareholders of the Company (including any adjourned meeting) and acknowledges that such Holder shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(b) To the fullest extent permitted by Title 10 of the Arizona Revised Statutes, each Holder hereby waives any rights it may have to receive notice of the taking of a corporate action without a meeting pursuant to subsection H of Section 10-704 of the Arizona Revised Statutes.

(c) To the fullest extent permitted by Title 10 of the Arizona Revised Statutes, each Holder hereby waives its rights to inspect and copy the records of the Company pursuant to Section 10-602 of the Arizona Revised Statutes, and agrees, for the duration of this Agreement, not to make any demand with respect to such rights of inspection.

Section 7. Certain Treatment of Company Common Stock.

7.1 [RESERVED].

7.2 [RESERVED].

7.3 Conversion, Exchange or Redemption.

(a) In the event of any exercise of restructuring or reorganization of Holdco or any of its Subsidiaries, if necessary or desirable in connection with such transaction (as determined, in each case, by Parent in its sole discretion), the Company, Parent, and all Holders shall, and Parent shall cause Holdco, the Sponsors and their respective Affiliates to, cause the Company Common Stock held by all Holders to be converted, redeemed or exchanged for Parent Common Stock or Holdco Common Stock of the same class or type held by the Sponsors, as applicable, in an exchange ratio to be determined by the Board of Directors of Parent in good faith, which exchange ratio shall reflect, the equivalent economic rights of the Holders as in effect immediately prior to such conversion, redemption or exchange without any minority discount. For the sake of clarity, the Fair Market Value of the payments or securities received in such conversion, redemption or exchange shall be equal to the Fair Market Value of the securities exchanged.

(b) Notwithstanding anything to the contrary in the foregoing, if a conversion, redemption or exchange of the Company Common Stock held by the Holders pursuant to this Section 7.3 is in connection with the transactions described in Section 7.3(a) above, (i) the Holders shall have substantially equivalent economic, preemptive (to the extent applicable) and transfer rights, and other rights and obligations, as set forth in this Agreement as in effect immediately prior to such conversion, redemption or exchange and (ii) the Holders, Parent, Holdco shall, or shall cause their respective Affiliates to, as applicable, shall enter into a stockholders’ agreement or similar agreement with respect to the shares of Parent Common Stock or Holdco Common Stock received by the Holders in connection with such conversion, exchange or redemption with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.

(c) Parent, Holdco and each Holder, shall cooperate in good faith to effect such conversion, redemption or exchange in an efficient manner, including with respect to any regulatory or other requirements.

7.4 Automatic Exchange of Company Common Stock.

(a) Subject to the terms and conditions set forth herein, and in reliance upon the mutual representations and warranties set forth herein, on the date hereof, each Holder automatically (without a need for any further action on the part of such Holder or any other Person) exchanges, and shall be deemed to have surrendered and exchanged, all of its rights, title and interest in, to it each share of Company Common Stock that he, she or it holds for, subject to the requirements set forth in Section 7.4(b), [•] shares of Holdco Common Stock (such exchange, the “Exchange”).

(b) In connection with the Exchange, each Holder shall complete, execute and deliver to the Company lock-up agreements and other documents as may be required by the managing underwriters of the IPO.

7.5 Power of Attorney. Solely for purposes of this Section 7, and in order to secure the performance of each Holder’s obligations under this Section 7, each Holder hereby irrevocably and unconditionally appoints Parent as the attorney-in-fact and proxy of such Holder (with full power of substitution and re-substitution) to vote (if applicable), provide a written consent (if applicable), or take any other action with respect to such Holder’s Company Common Stock and Award Shares in connection with any proposed transaction contemplated by Section 7.3 or Section 7.4 and Parent shall have, and is hereby granted, a proxy and power of attorney to vote, provide a written consent or take any other action with respect to each such Holder’s Company Common Stock and Award Shares for purposes of taking the actions contemplated by Section 7.3 or Section 7.4. Each Holder agrees that this proxy and power of attorney is given as a condition to this Agreement and intends this irrevocable and unconditional proxy to be, and it shall be, irrevocable and coupled with an interest, and each Holder shall take further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney and hereby revoke any proxy and power of attorney previously granted by it with respect to the matters set forth in this Section 7. The irrevocable and unconditional proxy and power of attorney granted hereby is intended to be, and is, attached to the Company Common Stock, shall be deemed to have been delivered by a Holder to the Secretary of the Company upon execution of this Agreement, a joinder or Adoption Agreement (as applicable) by such Holder, and shall have a term valid for, and shall survive for, the duration of this Agreement.

Section 8. Restriction on Transfer.

8.1 Each Holder acknowledges that no Holdco Common Stock may be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act and applicable local law. Each Holder agrees that he, she or it will not make any Disposition at any time if such action would or would reasonably be likely to constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Holdco Common Stock under any such laws or a breach of any undertaking or agreement of such Holder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.

8.2 Restrictive Legend. Each certificate (or book-entry interest), if any, representing Holdco Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form, with such additions and or changes as Holdco may reasonably determine (in its sole discretion) are warranted based on the circumstances:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.”

Section 9. Notices.

In the event that a notice or other document is required to be sent hereunder to the Company, Parent or any Holder or the spouse or legal representative of a Holder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event that the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mail, but actual notice shall be effective however and whenever received. The Company, Parent or any Holder or spouse or their respective legal representatives may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I hereto shall be effective for all purposes.

Section 10. [RESERVED].

Section 11. [RESERVED].

Section 12. Piggyback Registration Rights.

Each Holder shall have the rights, duties and obligations of a Holder (as defined in the Registration Rights Agreement) party to the Registration Rights Agreement mutatis mutandis as if such rights, duties and obligations were set forth herein, subject, in each case, to the terms and conditions of the Registration Rights Agreement.

Section 13. [RESERVED].

Section 14. Confidentiality.

Each Holder agrees that it will not, directly or indirectly, at any time during or after such time as such Holder is a holder of securities of the Company, use, take commercial or proprietary advantage of or profit from or disclose in any manner whatsoever, in whole or in part, or disclose in any manner whatsoever, in whole or in part, any information (whether or not in written form and whether or not expressly designated as confidential), documents or materials of or concerning the Company, Parent, a Sponsor or any of their respective Subsidiaries or Affiliates or any of its or their respective former, current or future, direct or indirect, equity holders, controlling persons, general or limited partners, stockholders, members, managers, trustees, directors, officers, employees, agents, consultants, Affiliates, attorneys, advisors or other representatives received on a confidential basis from the Company, Parent, Holdco, a Sponsor or any other Person under or pursuant to this Agreement or any other agreement with the Company, Parent, Holdco, a Sponsor or any of their respective Subsidiaries or Affiliates, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company, Parent, Holdco, a Sponsor, any of their respective Affiliates or any other Person in connection with the purchase or ownership of any Awards; provided, however, that (a) the foregoing shall not be construed, now or in the future, to prevent such Holder from making any disclosure of any information (i) to such Holder’s legal counsel, (ii) if required to do so by any law, rule or regulation of any court or other governmental authority, in each case applicable to or binding upon such Holder; provided that such Holder provides the Company with reasonable advance written notice thereof, and shall, to the fullest extent permitted by applicable law, limit the extent of such disclosure and reasonably cooperates with the Company in connection therewith or (iii) pursuant to subpoena and (b) an Applicable Employee may, if and for so long as he or she is an employee or consultant of Company or its Subsidiaries, use such information solely in such capacity as an employee or consultant on behalf of the Company and its Subsidiaries and for the sole purpose of the conduct of their respective businesses.

Section 15. Distributions in Connection with Merger; Cooperation with Merger, Reorganization and SEC Filings.

15.1 In the event of any merger, consolidation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries, on the other hand, each Holder shall, to the extent necessary, as determined by Parent, execute a stockholders’ agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of this Agreement.

15.2 Upon the election of Parent (including in connection with changes to the structure of Holdco, Parent or the Company), each Holder shall enter into a capital reorganization transaction (a “Reorganization”) in which each such Holder will become a member, partner or stock holder or option holder of a newly formed company (“Newco”), which may be a limited liability company, corporation, or limited partnership or similar entity and shall cease to be holders of their Company Common Stock. The Reorganization may be structured as determined by Parent, in its sole discretion, as a contribution, merger, consolidation, recapitalization or substantially similar transaction in which each Holder exchanges the Company Common Stock for substantially similar equity securities of Newco (collectively, the “New Equity Securities”). The New Equity Securities shall provide each Holder with substantially similar economic and other rights, privileges and restrictions as such Holder had prior to such Reorganization. Upon the occurrence of a Reorganization, either (i) Newco shall assume all obligations of the Company under this Agreement and any Awards and all references herein to the Company, the Company Common Stock and the Awards (or terms of similar import) would be deemed changed mutatis mutandis to reflect the issuance of the New Equity Securities by Newco and their attendant rights, privileges and restrictions and the assumption of this Agreement and any Awards by Newco or (ii) upon the election of Sponsor, each Holder and Newco shall enter into a new agreement based on terms that are substantially similar to this Agreement. Each Holder and the Company agree to execute any agreements or other documents in connection with the Reorganization that Parent deems reasonably necessary and proper to consummate the Reorganization.

15.3 In connection with any proposed transaction contemplated by Section 15.1 or Section 15.2, each Holder shall take such actions as may be reasonably required and otherwise cooperate in good faith with the Company, Parent, Holdco and the Sponsors, including taking all actions reasonably requested by the Company, Parent, Holdco and the Sponsors and executing and delivering all agreements, instruments and documents as may be reasonably required or desirable to consummate any such proposed transaction.

15.4 Each Holder agrees, to the extent practicable and as requested by Parent, to use reasonable efforts following the consummation of an initial public offering of securities of the IPO Issuer, to take or avoid taking (as applicable) actions that would potentially cause liability to such IPO Issuer, the Company, Parent, Holdco, the Sponsors or their Affiliates or any Holder, as the case may be, under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder. To the extent that the IPO Issuer, the Company, Parent, Holdco, a Sponsor or their respective Affiliates or any Holder determines that it is obligated to make filings under Section 13 or Section 16 of the Exchange Act or the rules and regulations promulgated thereunder, each Holder agrees to use reasonable efforts to cooperate with the Person that determines that it has such a filing obligation, including by promptly providing information reasonably required by such Person for any such filing.

15.5 Solely for purposes of this Section 15, and in order to secure the performance of each Holder’s obligations under this Section 15, each Holder hereby irrevocably and unconditionally appoints Parent as the attorney-in-fact and proxy of such Holder (with full power of substitution and re-substitution) to vote (if applicable), provide a written consent (if applicable), or take any other action with respect to such Holder’s Company Common Stock and Award Shares in connection with any proposed transaction contemplated by Section 15.1 or Section 15.2, and Parent shall have, and is hereby granted, a proxy and power of attorney to vote, provide a written consent or take any other action with respect to each such Holder’s Company Common Stock and Award Shares for purposes of taking the actions permitted by proposed transaction contemplated by Section 15.1 or Section 15.2. Each Holder agrees that this proxy and power of attorney is given as a condition to this Agreement and intends this irrevocable and unconditional proxy to be, and it shall be, irrevocable and coupled with an interest, and each Holder shall take further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney and hereby revoke any proxy and power of attorney previously granted by it with respect to the matters set forth in this Section 15. The irrevocable and unconditional proxy and power of attorney granted hereby is intended to be, and is, attached to the Company Common Stock, shall be deemed to have been delivered by a Holder to the Secretary of the Company upon execution of this Agreement, a joinder or Adoption Agreement (as applicable) by such Holder, and shall have a term valid for, and shall survive for, the duration of this Agreement.

Section 16. Representations and Warranties.

Each Holder hereby makes the representations and warranties set forth on Exhibit B to each of the other parties to this Agreement as of the date such Holder executed an Adoption Agreement and as of the date hereof.

Section 17. Miscellaneous Provisions.

17.1 Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, except to the extent the laws of the State of Arizona are mandatorily applicable to any provision hereof.

17.2 Binding Effect. This Agreement shall be binding upon the Company, Parent, the Holders, any spouses of the Holders, and their respective heirs, executors, administrators and permitted successors and assigns. For the avoidance of doubt, the parties hereto intend that the applicable provisions of this Agreement constitute an enforceable voting agreement pursuant to Section 10-731 of the Arizona Revised Statutes and that this Agreement constitute a shareholder agreement under Section 10-732 of the Arizona Revised Statutes.

17.3 Amendment; Waiver.

(a) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company, Parent and Holdco; provided, that if any amendment, by its terms, would materially, adversely and uniquely affect one or more Holders relative to another Holder or group of Holders, such amendment shall require the written consent of the affected Holders who hold more than 50% of the Company Common Stock (including, for this purpose only, Company Common Stock subject to Options) held by all affected Holders. For the avoidance of doubt, any addition of a transferee as a party hereto pursuant to the terms and conditions hereof, shall not constitute an amendment hereto and the applicable Adoption Agreement need be signed only by the Company and such transferee or recipient.

(b) No course of dealing between the Company, or its Subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

17.4 Termination. This Agreement shall terminate automatically upon the earliest to occur of (a) the dissolution of the Company, (b) the consummation of a Control Disposition and (c)(i) the time that there are no Awards outstanding and (ii) no Holders party hereto have any rights remaining under the Registration Rights Agreement (other than with respect to indemnification and/or contribution rights, which rights shall survive the termination of the remainder of this Agreement).

17.5 Dispositions of Company Common Stock. Any Holder who disposes of all of his, her or its Company Common Stock and all securities exercisable, or exchangeable for or convertible into, Company Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder, except for purposes of Section 12 hereof.

17.6 Spousal Consent. The spouses of the individual Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Company Common Stock that they may now or hereafter own, and agree that the termination of their marital relationship with any Holder for any reason shall not have the effect of removing any Company Common Stock otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing of this Agreement. Furthermore, unless otherwise determined by the Company or Parent, each individual Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver a counterpart of this Agreement, or an Adoption Agreement.

17.7 Specific Performance. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

17.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

17.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

17.10 Further Efforts. Each Holder shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as the Company may request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby.

17.11 Exclusive Jurisdiction. Each of the parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that the Delaware Court of Chancery does not have subject matter jurisdiction over such legal action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such legal action or proceeding, any Delaware state court sitting in New Castle County, in connection with any matter based upon or arising out of this Agreement or the actions of the parties hereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement in any court other than the courts of the State of Delaware, as described above. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth in Annex I, or as set forth in Adoption Agreement of a Holder, as applicable, shall be effective service of process for any suit or proceeding in connection with this Agreement. Each party to this Agreement hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the abovenamed courts for any reason other than the failure to serve process in accordance with this Section 17.11, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which a party hereto is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided, that each such party’s consent to jurisdiction and service contained in this Section 17.11 is solely for the purpose referred to in this Section 17.11 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

17.12 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 16.1 TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

17.13 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes and cancels all previous and contemporaneous agreements among all or some of the parties hereto, whether written, oral or otherwise. Unless otherwise provided herein, any consent, approval, decision or action of the Company, Parent or Board of Trustees, as the case may be, may be given, withheld, taken or omitted by the Company, Parent or Board of Trustees, as the case may be, in its sole discretion.

17.14 Third Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person other than the parties to this Agreement, their respective heirs, executors, administrators, successors and permitted assigns except that (a) each Related Party shall be a third party beneficiary of Section 17.20 (and any other provision or definition of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision or definition would modify the substance of such Section and definition) and (b) each of the Sponsors and their respective Affiliates shall be third party beneficiaries of this Agreement.

17.15 [RESERVED].

17.16 Personal Liability. To the fullest extent permitted by law, no director or trustee, as the case may be, of Parent, the Company or its Subsidiaries shall be personally liable to Parent, the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

17.17 [RESERVED].

17.18 [RESERVED].

17.19 Assignment. Notwithstanding anything to the contrary contained herein, Parent may assign its rights or obligations, in whole (and not in part), under this Agreement to one or more of its Affiliates; provided, that such assignment shall not relieve Parent of its obligations hereunder unless (a) Parent has transferred all its Company Common Stock to such Affiliate(s) and (b) such Affiliate(s) have become parties to this Agreement. Notwithstanding anything in this Agreement to the contrary, Parent shall have the right, at its election and without the consent of any other Person, to assign any or all of its rights or obligations under this Agreement to any Person or Persons to whom Parent sells or transfers Company Common Stock. No Holder may, directly or indirectly, assign or transfer (whether in connection with the transfer of Company Common Stock or otherwise) all or any part of its rights or obligations under this Agreement without the prior written consent of Parent (which consent may be withheld by Parent at its sole discretion).

17.20 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be partnerships, limited liability companies, corporations or other entities, each Holder covenants, agrees and acknowledges that any claims or causes of action (whether in contract, tort or otherwise) under or that may be based upon, arise out of or relate to this Agreement, any documents or instruments delivered by any Person pursuant hereto, or the negotiation, execution or performance hereof or thereof (including any representation or warranty made in or in connection with or as an inducement to enter into this Agreement or such documents and instruments), may be made only against the Persons that are expressly identified as parties hereto, and no former, current or future, direct or indirect, equity holder, controlling Person, general or limited partner, stockholder, member, manager, director, officer, employee, agent, consultant, attorney, financing source, advisor, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), or other representative of Parent or any Sponsor or their respective Affiliates, successors or permitted assigns (including any Person negotiating or executing this Agreement on behalf of a party hereto) (each, a “Related Party” and collectively, the “Related Parties”), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement, any document or instrument delivered pursuant hereto, or with respect any claim or cause of action (whether in contract, tort or otherwise) that may arise out of or relate to this Agreement any document or instrument delivered pursuant hereto, or the negotiation, execution or performance of this Agreement or any document or instrument delivered pursuant hereto (including any representation or warranty made in or in connection with or as an inducement to enter into this Agreement or such documents and instruments), whether in connection with the enforcement of any assessment or with any legal equitable proceeding, or by virtue of any applicable law or otherwise, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company or Parent under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation.

17.21 No Partnership Status. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose.

17.22 Further Acknowledgements. Each Holder acknowledges and agrees that the restrictions on transfer set forth in this Agreement are reasonable and have been imposed to accomplish legitimate corporate objectives and may adversely affect the proceeds received by such Holder in any sale, transfer or liquidation of any Company Common Stock, and as a result of such restrictions on transfer and ownership, it may not be possible for the such Holder to liquidate all or any part of such Holder’s interest in Company Common Stock at the time of such Holder’s choosing, in exigent circumstances or otherwise. Each Holder further acknowledges and agrees that none of the Company, Parent, Sponsors and each of their respective Affiliates shall have any liability whatsoever to such Holder arising from, relating to or in connection with the restrictions on transfer of Company Common Stock or any interest therein as set forth in this Agreement, except to the extent the Company fails to comply in any material respect with its obligations to such Holder pursuant to this Agreement.

17.23 Interpretation. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. The division into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and all references in this Agreement to any “article,” “section,” “schedule” or “exhibit” are to the corresponding article, section, schedule or exhibit of or to this Agreement. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to any particular provision of this Agreement. The word “including” and any variation thereof means “including without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “or” shall be disjunctive but not exclusive. All references to currency, monetary values and dollars set forth herein shall, unless otherwise indicated, mean U.S. dollars and all payments hereunder shall be made in U.S. dollars. All references to any period of days are to the relevant number of calendar days unless otherwise specified. Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of negotiations among such parties (as sophisticated Persons), and consequently, this Agreement shall be interpreted without reference to any laws to the effect that any ambiguity in a document be construed against the drafter. References to agreements and other documents shall be deemed to include all amendments, modifications and supplements thereto. References to acts and statutes shall include the rules and regulations promulgated thereunder, and any reference to any acts, statutes, rules and regulations shall refer to the same as amended from time to time. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

[Signature Pages Follow]

This Agreement is executed by the Company, Parent and Holdco to be effective as of the date first above written.

COMPANY

UNIVERSITY OF PHOENIX, INC.

By:
Name:
Title:

PARENT

PHOENIX EDUCATION OPERATING CORP.

By:
Name:
Title:

HOLDCO

PHOENIX EDUCATION PARTNERS, INC.

By:
Name:
Title:

[Signature Page to University of Phoenix, Inc. Stockholders Agreement]

EXHIBIT A

[RESERVED]

EXHIBIT B

REPRESENTATIONS AND WARRANTIES

1.1 Holder has the requisite power and authority and is of legal age and has the requisite legal capacity to execute and deliver each of the Adoption Agreement and the Stockholders’ Agreement (together, the “Transaction Documents”), to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by Holder of the Transaction Documents, the performance by Holder of its obligations thereunder and the consummation by Holder of the transactions contemplated thereby have been duly authorized by Holder. The Transaction Documents have been duly and validly executed and delivered by Holder and each of them is a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as the enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally or (b) general principles of equity. Capitalized terms used herein without definition are defined in the Stockholders’ Agreement and are used herein with the same meanings set forth therein.

1.2 The execution and delivery of the Transaction Documents by Holder, the performance by Holder of its obligations thereunder and the consummation by Holder of the transactions contemplated thereby do not and will not (a) materially violate or materially conflict with any law or governmental order applicable to Holder or any of Holder’s assets or properties or (b) violate or conflict with in any material respect, result in any material breach of, or constitute a material default (or event that with the giving of notice or lapse of time, or both, would become a default) under, any agreement to which Holder is a party or by which any of its assets or properties is bound.

1.3 Holder is an “accredited investor” as defined in Rule 501 under the Securities Act, unless such Holder has acquired Company Common Stock and become a Holder only as a result of the settlement of restricted stock units of the Company held by such Holder.

1.4 Holder has such knowledge and experience in financial and business matters that it is capable of utilizing the information made available to Holder to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto. Holder is aware that its purchase of Company Common Stock is highly speculative and it is able, without impairing its financial condition, to hold the Company Common Stock for an indefinite period of time and to suffer a complete loss of its investment.

1.5 The Company Common Stock is being acquired by Holder for its own account only for investment and is not being purchased with a view towards its resale or further distribution.

1.6 Holder acknowledges that it is not subscribing for shares of Company Common Stock as a result of or subsequent to (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the interest or (b) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

1.7 No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a “Governmental Entity”), with respect to Holder is required in connection with the execution, delivery or performance by Holder of the Transaction Documents or the consummation by Holder of the transactions contemplated by the Transaction Documents.

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1.8 There are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Holder, threatened against, relating to or involving Holder before any Governmental Entity. Holder is not subject to any judgment, decree, injunction, rule or order of any court.

1.9 Holder acknowledges that the Company has not rendered any investment advice or securities valuation advice to Holder, and that Holder is neither subscribing for nor acquiring any interest in the Company in reliance upon or with the expectation of, any such advice.

1.10 Holder has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of, and other matters pertaining to, this investment, and has had or been given an opportunity to access such financial and other information concerning the Company as it has considered necessary to make a decision to invest in the Company and has availed itself of this opportunity to the full extent desired.

1.11 Holder is acquiring the Company Common Stock in compliance with all applicable laws, rules, regulations and other legal requirements including without limitation, the legal requirements of jurisdictions in which such Holder is resident and in which such acquisition is being consummated.

1.12 If Holder is a non-U.S. Person, Holder has not been solicited to purchase and has not and shall not acquire its Company Common Stock, directly or indirectly, while present in the United States.

1.13 If Holder is a non-U.S. Person, Holder shall notify the Company promptly after it ceases to be a non-U.S. Person.

1.14 Holder agrees to deliver to the Company such information as to certain matters under the Securities Act as the Company may reasonably request in order to ensure compliance with the Securities Act and the availability of any exemptions thereunder.

1.15 All information provided by Holder in connection with the Company Common Stock is true and correct in all material respects.

1.16 Holder acknowledges that the Company has relied and will rely on the representations and warranties of Holder set forth herein and that all such representations and warranties shall survive the date hereof. Without limiting the foregoing, each Holder agrees to give the Company prompt written notice in the event that any representations of such Holder contained herein ceases to be true at any time following the date hereof.

1.17 If any answer provided or background documentation required in connection herewith is found to be false, forged or misleading, Holder understands that the Company may require Holder to fully redeem its shares.

1.18. Holder is the sole record and beneficial owner of the Company Common Stock.

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